SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


                                Date of Report

                               January 14, 1998


                           CACI International Inc
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                   Delaware
                ----------------------------------------------
                (State or other jurisdiction of incorporation)


                                    0-8401
                            ------------------------
                            (Commission File Number)


                                  54-1345888
                       ---------------------------------
                       (IRS Employer Identification No.)


                              1100 N. Glebe Road
                           Arlington, Virginia 22201
               --------------------------------------------------
               (Address of principal executive offices)(Zip Code)


                                (703) 841-7800
              ----------------------------------------------------
               Registrant's telephone number, including area code

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
---------------------------------------------

On November 3, 1997, CACI International Inc announced that it has completed its acquisition of Government Systems, Inc. ("GSI"). CACI paid $28 million in cash for the business and net assets of GSI, plus an additional payment of $5.5 million to pay-off an existing debt of GSI. The transaction was funded through borrowings under the company's existing line of credit.

GSI, headquartered in Chantilly, Virginia, has approximately 250 employees worldwide. Its current annual revenues are $36 million. GSI delivers international communications and network-related services to the U.S. Government and other organizations.

A copy of the Company's November 3, 1997 Press Release regarding the acquisition of GSI is attached as an Exhibit to this Report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


(a)(1) Financial Statements. Consolidated financial statements for GSI for the year ended March 28, 1997, and Independent Accountants' Report.

(b)(2) Pro forma financial information of CACI for the most recent fiscal year ended June 30, 1997 and for the quarter ended September 30, 1997.

       The following CACI pro forma condensed consolidated statements of operations for the year ended June 30, 1997 and for the quarter ended September 30, 1997, and the CACI pro forma consolidated balance sheets as of June 30, 1997 and September 30, 1997, are unaudited and have been prepared on a pro forma basis to give effect to the acquisition (accounted for as a purchase) of the business and net assets of GSI as if the transaction had occurred on July 1, 1997.

       The pro forma condensed consolidated statement of operations for the year ended June 30, 1997 does not purport to represent what CACI's result of operations would actually have been had the transaction in fact occurred on the aforementioned date, or to project CACI's results of operations for any future periods. The pro forma adjustments are based upon available information and upon certain assumptions that management believes are reasonable under the circumstances.

       The pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of both CACI and GSI including the notes thereto.


(c)Exhibits.

Exhibit 99.1 Acquisition Agreement by and among CACI International Inc, CACI, Inc. and Government Systems, Inc. dated as of October 31, 1997, and the

Exhibit 99.2 Closing Agreement by and among CACI International Inc, CACI, Inc. and Infonet Services Corporation dated as of October 31, 1997

Exhibit 99.3 Press Release dated November 3, 1997, announcing completion of the GSI business acquisition

              GOVERNMENT SYSTEMS, INC.

              Financial Statements for the Year Ended
              March 28,1997 and Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
  Government Systems, Inc.
Chantilly, VA

We have audited the accompanying balance sheets of Government Systems, Inc. (the Company) as of March 28, 1997, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at March 28, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


        /s/

[Deloitte & Touche LLP]
McLean, Virginia
May 30, 1997 (except for Notes 10 and 11, for which the dates are July 9,
             1997 and November 1, 1997, respectively)

GOVERNMENT SYSTEMS INC.

BALANCE SHEET
MARCH 28, 1997
(Dollars in Thousands)
------------------------------------------------------------------------

                                                        March 28,
                                                           1997
                                                        --------
ASSETS
------

CURRENT ASSETS:
  Cash and cash equivalents (Note 2)                    $ 2,820
  Accounts receivable                                     8,423
  Prepaid expenses and other                                149
  Costs incurred in excess of billings (Note 3)          14,094
  Deferred tax asset (Notes 2 and 6)                      1,599
                                                        -------

    Total current assets                                 27,085
                                                        -------

PROPERTY AND EQUIPMENT - At cost (Note 2):
  Communication, computer, and related equipment          1,876
  Leasehold improvements                                    107
  Furniture and other equipment                             259
                                                        -------

                                                          2,242
  Less: Accumulated depreciation and amortization         1,861
                                                        -------

    Net property and equipment                              381
                                                        -------

NONCURRENT ASSETS:
  Deferred tax asset (Notes 2 and 6)                        125
  Deposits                                                   39
  Other assets (Note 8)                                     979
                                                        -------

    Total noncurrent assets                               1,143
                                                        -------
TOTAL                                                   $28,609
                                                        =======

                                                              (Continued)

See notes to financial statements.

GOVERNMENT SYSTEMS INC.

BALANCE SHEET
MARCH 28, 1997
(Dollars in Thousands)
------------------------------------------------------------------------

                                                        March 28,
                                                           1997
                                                        --------
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES:
  Accounts payable and accrued expenses                 $ 5,049
  Current portion due, long-term debt (Note 7)            4,358
  Income taxes payable (Notes 2 and 6)                      607
                                                        -------

    Total current liabilities                            10,014

LONG-TERM DEBT (Note 7)                                   7,671

DEFERRED INCOME, COMPENSATION, AND ROYALTIES              1,276

COMMITMENTS AND CONTINGENCIES (Note 3)                        -

STOCKHOLDERS' EQUITY:
  Capital stock, $.01 par value per share;
    1,050 issued & outstanding                                1
  Additional paid-in capital                              3,000
  Retained earnings                                       6,647
                                                        -------

    Total stockholders' equity                            9,648
                                                        -------

TOTAL                                                   $28,609
                                                        =======

                                                             (Concluded)
See notes to financial statements.

GOVERNMENT SYSTEMS INC.

STATEMENT OF INCOME
YEAR ENDED MARCH 28, 1997
(Dollars in Thousands)
------------------------------------------------------------------------

                                                     Year Ended
                                                      March 28,
                                                        1997
                                                     ----------

REVENUES (Note 1):
  Communication and computer services                   $38,884
  Interest and other income                                  53
                                                        -------

    Total revenues                                       38,937
                                                        -------

EXPENSES:
  Direct labor                                            5,503
  Other direct costs                                     23,688
  Overhead                                                5,952
  General and administrative                              2,224
  Interest expense                                          672
                                                        -------

    Total expenses                                       38,039

INCOME BEFORE TAXES                                         898

INCOME TAXES (Note 6)                                       310
                                                        -------

NET INCOME                                              $   588
                                                        =======

See notes to financial statements.

GOVERNMENT SYSTEMS INC.

STATEMENT OF STOCKHOLDERS' EQUITY
YEAR ENDED MARCH 28, 1997
(Dollars in Thousands)
------------------------------------------------------------------------

                                           Capital
Stock                                     Total
                                         -----------------      Paid-in
Retained    Stockholder's
                                         Shares     Amount      Capital
Earnings       Equity
                                         -----------------      -------
--------    -------------
BALANCE, AT MARCH 30,1996                 1,050      $ 1        $3,000
$6,059        $9,060
  Net income                                  -        -
-            588           588
                                          -----      ---        ------
------        ------

BALANCE, AT MARCH 28,1997                 1,050      $ 1        $3,000
$6,647        $9,648
                                          =====      ===        ======
======        ======

See notes to financial statements.

GOVERNMENT SYSTEMS, INC.

STATEMENT OF CASH FLOWS
YEAR ENDED MARCH 28,1997
(Dollars in Thousands)
-------------------------------------------------------------------------
                                                        Year Ended
                                                         March 28,
                                                           1997
                                                        ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                            $   588
  Adjustments to reconcile net income to
    net cash used in operating activities:
  Depreciation and amortization                             731
  Deferred income taxes                                  (1,345)

Changes in assets and liabilities:
               Accounts receivable                       (1,294)
  Prepaid expenses and other                               (222)
  Costs incurred in excess of billings                    1,198
  Accounts payable and accrued expenses                    (465)
  Deferred income, compensation & royalties              (3,509)
  Income taxes payable                                      710
                                                        -------

    Net cash used in operating activities                (3,608)
                                                        -------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property & equipment                        (336)
                                                        -------

   Net cash used in investing activities                   (336)
                                                        -------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings under line of credit                        16,940
  Repayment on line of credit                           (22,266)
  Borrowings under long-term debt                        13,327
 Repayment on long-term debt                             (1,298)
                                                        -------

    Net cash provided by financing activities             6,703
                                                        -------

NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                                        2,759

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                 61
                                                        -------

CASH AND CASH EQUIVALENTS, END OF YEAR                  $ 2,820
                                                        =======

SUPPLEMENTAL DISCLOSURES OF
 CASH FLOW INFORMATION:
  Cash paid during the year for income taxes            $ 1,871
                                                        =======
  Cash paid during the year for interest expense        $   672
                                                        =======

See notes to financial statements.

GOVERNMENT SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED MARCH 28,1997
--------------------------------------------------------------------------

1.    DESCRIPTION OF BUSINESS

Government System, Inc. ("GSI" or the "Company") provides international communications services and products primarily to Federal Government agencies and is headquartered in Chantilly, Virginia. GSI provides its services directly through prime contracts or through subcontracts to other prime contractors. The Company is 39%-owned by Infonet Services Corporation (Infonet), who consolidates GSI in their financial statements.

The Company's principal customers are the Department of Defense, the Department of Transportation, General Services Administration, and other Federal agencies.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition - The company provides services under fixed-price, cost-based, and time-and-materials contracts. For fixed-price contracts, income is recorded on the basis of the estimated percentage of completion of services rendered. Losses, if any, on fixed-price contracts are recognized during the period in which the loss is determined. Fixed-price contracts require management to estimate current and future revenues and costs and the percentage of work complete on a periodic basis. These estimates have a material effect on the financial statements and it is reasonably possible that changes in these estimates will occur in the near term (Note 3). For cost-based contracts, income is recorded by applying an estimated profit factor to costs as incurred, such factor being determined by contract provisions and prior experience. For time-and-materials and other contracts, revenue is recorded as the services or products are delivered to the customer at the contractual rates for labor and other direct costs.

Accounts Receivable - Accounts receivable includes amounts under long-term contracts and subcontracts, principally with the U.S. Government, of $8,422,745 at March 28, 1997. Included in this amount is $3,181,691 of work-in-process that has been billed in accordance with the contract terms and delivery schedules of the FAA contract (Note 3). The Company believes substantially all accounts receivable to be collectible within one year and no allowance for doubtful accounts is necessary.

Costs Incurred in Excess of Billings - Costs incurred in excess of billings represent those costs to build out, operate, and maintain the network required by the FAA contract. These costs are charged to operations as services are delivered on contract line item numbers (CLIN's) to the customer and accepted.

Cash Equivalents - Cash equivalents consist of highly liquid investments purchased with a maturity of less than three months, which are readily convertible into cash.

Concentration of Credit Risk - The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of its cash equivalents, short-term investments, and trade receivables. The Company restricts investment of cash equivalents and short-term investments to financial institutions with high credit standing. Credit risk on trade receivables is minimal as these amounts are due primarily from agencies of the Federal Government.

Depreciation and Amortization - The cost of property and equipment, less applicable residual values, is depreciated over their useful lives, generally on the, straight-line method, from the date the specific asset is complete, installed and ready for normal use, as follows:

     Computers and software        2 years
     Communications equipment      2 years
     Furniture and equipment       2 years
     Leasehold improvements        Shorter of lease term or useful lives

Income Taxes - Deferred income tax assets and liabilities are computed annually for differences between the financial statement and income tax bases of assets and liabilities that will result in taxable or deductible amounts in the future. Such deferred income tax asset and liability computations are based on enacted tax laws and rates applicable to periods in which the differences are expected to impact tax-able income. If necessary, a valuation allowance is established to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the sum of tax payable or refundable for the period and the effect of any changes in deferred income tax assets and liabilities during the period.

3.    COSTS INCURRED IN EXCESS OF BILLINGS

In September 1994, the Company entered into a ten-year contract consisting of five base years and five option years with the Department of Transportation
(DOT) to provide domestic and international communication services under an infinite delivery, infinite quantity, fixed-price contract. In March 1997, the Company submitted a $15.8 million certified claim against the contract for costs incurred and related profit due to a change in scope of the original contract made by the DOT. The basis for the claim is that the network the Company has been required to design, deliver, and manage far exceeded that which had been specified in the contract. At March 28, 1997, the accompanying balance sheet includes approximately $11 million in costs incurred in excess of billings related to this claim, reduced by a reserve of $4 million for uncollectible amounts.

Currently, the Company and the DOT are in negotiations to settle this claim. Ultimately, the Company expects to settle this matter based upon the terms and conditions of the contract and the facts and circumstances encountered in the execution of the contract. Management believes that the ultimate resolution of this matter will not have a material adverse effect on the accompanying financial statements.

4.    RETIREMENT PLANS

Pensions - GSI participates in the Infonet Services Corporation (see Note 9) Pension Plan (the Plan), which is a contributory defined benefit pension plan in which substantially all domestic employees are eligible to participate. The benefits for the Plan are based on years of participation and the employee's compensation over the entire period of participation in the Plan.

GSI's portion of the net periodic pension cost for pension plans includes the following components (in thousands):

                                             1997
                                             ----

     Service cost                           $ 132
     Interest cost                             88
     Actual return on plan assets            (193)
     Net amortization and deferral             37
                                            -----
     Net periodic pension cost              $  64
                                            =====

The following table sets forth the funded status and amounts recognized in the Company's balance sheet (in thousands):

                                                       Assets
                                                 Exceed Accumulated
                                                 Benefit Obligations
                                                 -------------------
                                                        1997
                                                        ----
     Actuarial present value of
       benefit obligations -
         Vested benefit obligation                     $1,124
         Nonvested benefit obligation                     209
                                                       ------

     Accumulated benefit obligation                    $1,333
                                                       ======

     Projected benefit obligation                      $1,408
     Plan assets at fair market value                   2,070
                                                       ------
     Projected benefit obligation
       less than plan assets                             (662)
     Unrecognized items:
       Net gain                                           698
                                                       ------

     Prepaid pension costs                             $   36
                                                       ======

     Assumptions used in accounting
       for the Company's plans were:
         Discount or settlement rate                     7.5%
         Rate of increase in compensation levels         4.5%
         Expected long-term rate of return on assets     9.0%

Plan assets include mutual funds and short-term investment funds.

Other Postretirement Benefits - The Company provides health care and life insurance benefits for certain current retirees. The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," which requires the accrual of certain postretirement benefits other than pensions, primarily health care and life insurance, over the active service period of employees. SFAS No. 106 also requires the recognition of a transition obligation based on the aggregate amount that would have been accrued had the statement been applied in prior years.

The Company adopted SFAS No. 106 effective April 1, 1995. Based on an actuarial study, the transition obligation is estimated at $130,626 at March 28, 1997. The Company has determined that the obligation will be amortized over a 20-year period.

A summary of the components of postretirement medical benefits expense as recorded in the financial statements for the year ended March 28, 1997, is as follows.

                                                      1997
                                                      ----

     Service cost                                     $  -
     Interest cost on accumulated
       benefit obligation                                7
     Actual return on plan assets                        -
     Amortization of transition amount                   7
                                                      ----
     Net periodic postretirement benefit cost         $ 14
                                                      ====

The funded status of the plans at March 28, 1997, is as follows:

                                                       Postretirement
                                                          Medical
                                                       Benefits Plan
                                                       --------------

     Actuarial present value of benefit obligations:
       Vested                                             $(60,993)
       Nonvested                                                 -
                                                          --------

     Accumulated benefit obligations                       (60,993)
     Effect of estimated future pay increases                    -
                                                          --------

     Projected benefit obligation                          (60,993)
     Fair value of plan assets                                   -
                                                          --------
     Unfunded projected benefit obligation                 (60,993)
     Unrecognized net gain                                (100,778)
     Unrecognized net (asset) obligation at transition     130,626
     Unrecognized prior-service cost                             -
                                                          --------

     Accrued postretirement medical benefit cost          $(31,145)
                                                          ========

A discount rate of 7.50% was used to determine the projected benefit obligation at March 28, 1997. The annual healthcare cost trend rates are assumed to decrease at 1% per year from 13% in 1996 to 6% in 2003 for employees under the age of 65, and from 12% to 6% for employees over 65 for the same period.

401(k) Plan - The Company also maintains for the benefit of all its employees a deferred compensation arrangement established under Section 401(k) of the Internal Revenue Code. Employees may defer up to 15% of their pretax salary. The Company will contribute 75% of employees' contributions up to 3% of employee's pretax salary. During the fiscal year ended March 28, 1997, the Company contributions were $211,263.

5. INCOME TAXES

The provision for taxes on income consists of the following (in thousands):

                                             1997
                                             ----
     Current portion:
       Federal                            $ 1,455
       State                                  200
     Deferred portion                      (1,345)
                                          -------
                                          $   310
                                          =======

A reconciliation of the Company's statutory and effective U.S. federal income tax expense and rates is as follows (dollars in thousands):

                                             1997
                                             ----

     Income tax expense at statutory rate   $ 305
     State taxes net of federal benefit        40
     Other                                    (35)
                                            -----
                                            $ 310
                                            =====

The tax effects of temporary differences that give rise to significant deferred tax assets at March 28, 1997 are as follows:

     Deferred tax assets:
        Valuation reserve on costs
          incurred in excess of billings    $1,532,000
        Depreciation                           125,000
        Other                                   67,000
                                            ----------

          Deferred tax asset                $1,724,000
                                            ==========

6.   COMMITMENTS

Debt - The Company had a line of credit of $10 million with Infonet Services Corporation, a common and preferred shareholder of the Company (Infonet), which was payable on demand. The line was paid in full during 1997. As of March 28, 1997, the Company had no borrowings outstanding on this line of credit.

Long-Term Debt - Long-term debt consists of notes payable that are collateralized by equipment that had an original cost of approximately $14,000,000 (see Note 3) and is payable in monthly installments through fiscal year 2000. The net book value is included in costs incurred in excess of billings at March 28, 1997. Interest is based on the three month LIBOR rate (5.805% at March 28, 1997) plus a fixed percentage (usually between 1.5% -2%). Long-term debt consists of the following (in thousands):

                                                     1997
                                                     ----

     Diamond Lease                                 $ 3,445
     Diamond Lease                                   2,925
     General Electric Capital Corporation            3,042
     Fifth 3rd Bank                                  2,617
                                                   -------
                                                    12,029
                                                   -------
     Less: Current maturities on long-tern debt     (4,358)
                                                   -------
     Long-term debt                                $ 7,671
                                                   =======

Maturities of long-term debt are as follows (in thousands):

                 1998                 $ 4,358
                 1999                   4,358
                 2000                   3,313
                                      -------
                                      $12,029
                                      =======

Leases - Minimum fixed payments required for the next five years and thereafter under operating leases in effect at March 28, 1997, are as follows(amounts in thousands):

                             Operating Leases
                          Real Estate   Equipment
                          -----------------------

                1998        $  813         $ 51
                1999           534           51
                2000            38           51
                2001             -           51
                2002             -            7
                            ------         ----
                            $1,385         $211
                            ======         ====

Rental expense under noncancellable operating leases for the use of property and equipment amounted to approximately $1,079,000 in 1997.

7.     DEFERRED COMPENSATION PLANS

The Company has a nonqualified deferred income plan for employees earning over a prescribed amount. Participants may defer receipt of compensation, which is held by the Company in trust and is invested in accordance with the participants' recommendations. The investments are accounted for at fair market value with any adjustments to market made through the deferred compensation liability. At March 28, 1997, the deferred compensation investment balance was $875,261. The related deferred compensation liability was $959,777.

8.    RELATED PARTY TRANSACTIONS

The Company provides communications and other support services to Infonet. For the year ended March 28, 1997, the Company earned revenues of $2,937,729 from subcontracts with Infonet. At March 28, 1997, the accounts receivable balance due from Infonet was $237,933.

The Company's line of credit with Infonet was $0 at March 28, 1997. The interest expense for the line of credit was $244,045 for the year ended March 28, 1997.

9.   CAPITAL STOCK

Capital Stock is comprised of the following elements:

                                                Number of
                                              Shares Issued
                                             and Outstanding
                                             ---------------

          Class A Common                           390
          Class B Common                           390
          Class C Common                           220
          Accumulative Preferred                    50
                                                   ---
           Total shares issued and outstanding   1,050
                                                 =====

Common Stock shares include the right to elect all of the Directors at the Company. All dividends and economic benefits, if any, accrue to the Preferred Stockholder.

10.  SUBSEQUENT EVENT - CLAIM

On July 9, 1997, the Department of Transportation issued a contract modification to settle the $15.8 million certified claim brought by the Company in March 1997. The contract modification increased the funding by $12.5 million and was sufficient to cover the full amount of the claim brought by the Company.

11.  SUBSEQUENT EVENT - SALE

On November 1, 1997, the Company sold substantially all of its net assets to CACI International Inc for approximately $33.5 million.

                            CACI INTERNATIONAL INC
                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET <F1>
                             SEPTEMBER 30, 1997


                                                                        PRO
FORMA
                                                     HISTORICAL
ADJUSTMENTS               PRO FORMA
                                                     ----------
-----------               ---------
ASSETS

Current assets
  Cash                                               $
3,484,000                                $  3,484,000
  Accounts receivable, net                             71,387,000      $
8,700,000  <F2><F3>       80,087,000
  Income taxes receivable                                 148,000
207,000  <F2>              355,000
  Deferred contract cost                                        0
5,167,000  <F2><F3>        5,167,000
  Deferred income taxes
112,000                                     112,000
  Prepaid expenses                                      3,083,000
138,000  <F2>            3,221,000
                                                     ------------
------------               ------------
    Total current assets                               78,214,000
14,212,000                 92,426,000
                                                     ------------
------------               ------------
Fixed assets, net of accumulated
  depreciation & amortization                          10,717,000
302,000  <F2>           11,019,000
                                                     ------------
------------               ------------

  Accounts receivable, long term
7,207,000                                   7,207,000
  Goodwill, net                                        15,163,000
22,712,000  <F2>           37,875,000
  Deferred income taxes
672,000                                     672,000
  Other assets                                          4,368,000
56,000  <F2><F3>        4,424,000
                                                     ------------
-----------               ------------
      TOTAL ASSETS                                    116,341,000
37,282,000                153,623,000
                                                     ============
===========               ============
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
   Accounts payable                                    16,056,000
3,841,000  <F2><F3>       19,897,000
   Accrued compensation & benefits
12,481,000                                  12,481,000
   Income taxes payable
1,240,000                0  <F3><F4>        1,240,000
   Deferred income taxes
4,860,000                                   4,860,000
                                                     ------------
-----------               ------------
      Total current liabilities                        34,637,000
3,841,000                 38,478,000
                                                     ------------
-----------               ------------
Long-term liabilities
   Notes payable                                        7,000,000
33,724,000  <F4>           40,724,000
   Deferred rent expense
1,543,000                                   1,543,000
   Deferred income taxes
138,000                                     138,000


      TOTAL LIABILITIES                                43,318,000
37,565,000                 80,883,000
                                                     ------------
-----------               ------------
Stockholders' equity                                   73,023,000
(283,000)                72,740,000
                                                     ------------
-----------               ------------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY       $116,341,000
$37,282,000               $153,623,000
                                                     ============
===========               ============


<F1>   Balances used were from CACI's quarterly statements at September 30,
1997 and GSI's quarterly statements at June 28, 1997.

<F2>   Represents the preliminary allocation of the purchase price of
$33,522,000 to all of the tangible assets, liabilities and intangible assets of Government Systems, Inc. ("GSI"). The excess of the purchase price over the fair value of the net assets acquired was estimated at $23,000,000 and will be amortized on a straight line basis over 20 years. The preliminary purchase price allocation may change during the year ending June 30, 1998 as additional information concerning the net asset valuation is obtained.

<F3>   Adjustments to GSI's June 28, 1997 balances were made to  reflect the fair value of the actual balances that were acquired. Cash of $73,000, deferred and payable taxes of $358,000, notes payable of $10,271,000, and deferred and other compensation of $1,601,000 were eliminated completely. Accounts receivable were decreased by $1,000,000, costs incurred in excess of billing were decreased by $7,410,000, and other assets were decreased by $630,000.

<F4>   Reflects the estimated increase in the line of credit to purchase GSI and the resulting increase in interest expense of approximately $500,000 less $243,000 of GSI interest expense.

                            CACI INTERNATIONAL INC
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS <F1>
                   FOR THE QUARTER ENDED SEPTEMBER 30, 1997

                                                                        PRO
FORMA
                                                     HISTORICAL
ADJUSTMENTS               PRO FORMA
                                                     ----------
-----------               ---------
REVENUE                                              $70,669,000       $
8,180,000 <F2>          $78,849,000
                                                     -----------
-----------               -----------
COST AND EXPENSES
   Direct costs                                       38,037,000
5,955,000 <F2>           43,992,000
   Indirect cost & selling expenses                   26,439,000
1,707,000 <F2><F3>       28,146,000
   Depreciation & amortization                         2,025,000
478,000 <F2>            2,503,000
                                                     -----------
-----------               -----------
      Total operating expenses                        66,501,000
8,140,000                74,641,000
                                                     -----------
-----------               -----------
                                                       4,168,000
40,000                 4,208,000

   Interest expense                                      245,000
500,000 <F2>              745,000
                                                     -----------
-----------               -----------

INCOME BEFORE INCOME TAXES                             3,923,000
(460,000)                3,463,000
                                                     -----------
-----------               -----------

INCOME TAXES                                           1,491,000
(177,000) <F2><F4>       1,314,000
                                                     -----------
-----------               -----------

NET INCOME                                           $ 2,432,000       $
(283,000)              $ 2,149,000
                                                     ===========
===========               ===========

EARNINGS PER COMMON AND
   COMMON EQUIVALENT SHARE                                 $0.22
$(0.03)                    $0.19

AVERAGE NUMBER OF SHARES AND
   EQUIVALENT SHARES OUTSTANDING                      11,075,000
11,075,000                11,075,000
                                                     ===========
===========               ===========

<F1>   The statement of operations was based on CACI's fiscal year end at June
30, 1997 and GSI's fiscal year end at March 28, 1997.

<F2>   Represents the historical results of GSI for the quarter ended
September 30, 1997.

<F3>   Adjustments include an estimated $500,000 of interest expense on the line of credit, a reduction of $243,000 of GSI interest expense, and $288,000 of goodwill amortization.

<F4>   To record $207,000 of tax benefit to reflect goodwill amortization expense and additional interest expense.

                            CACI INTERNATIONAL INC
                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET <F1>
                                JUNE 30, 1997

                                                                        PRO
FORMA
                                                     HISTORICAL
ADJUSTMENTS               PRO FORMA
                                                     ----------
-----------               ---------
ASSETS

Current assets
  Cash                                               $
2,015,000                                $  2,015,000
  Accounts receivable, net                             70,843,000      $
8,760,000  <F2><F3>       79,603,000
  Income taxes receivable                               2,984,000
991,000                  3,975,000
  Deferred contract cost                                        0
5,167,000  <F2><F3>        5,167,000
  Deferred income taxes
114,000                                     114,000
  Prepaid expenses                                      3,576,000
149,000  <F2>            3,725,000
                                                     ------------
------------               ------------
    Total current assets                               79,532,000
15,067,000                 94,599,000
                                                     ------------
------------               ------------
Fixed assets, net of accumulated
  depreciation & amortization                          11,605,000
381,000  <F2>           11,986,000
                                                     ------------
------------               ------------

  Accounts receivable, long term
7,015,000                                   7,015,000
  Goodwill, net                                        15,459,000
21,850,000  <F2>           37,309,000
  Deferred income taxes
763,000                                     763,000
  Other assets                                          4,486,000
68,000  <F2><F3>        4,554,000
                                                     ------------
-----------               ------------
      TOTAL ASSETS                                    118,860,000
37,366,000                156,226,000
                                                     ============
===========               ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
   Notes payable
0                0                          0
   Accounts payable                                    19,854,000
4,003,000  <F2><F3>       23,857,000
   Accrued compensation & benefits
12,527,000                   <F2>           12,527,000
   Income taxes payable
0                0  <F3><F4>                0
   Deferred income taxes
5,137,000                                   5,137,000
                                                     ------------
-----------               ------------
      Total current liabilities                        37,518,000
4,003,000                 41,521,000
                                                     ------------
-----------               ------------
Long-term liabilities

   Notes payable                                        8,800,000
34,262,000  <F4>           43,062,000
   Deferred rent expense
1,627,000                                   1,627,000
   Deferred income taxes
141,000                                     141,000
                                                     ------------
-----------               ------------


      TOTAL LIABILITIES                                48,086,000
38,265,000                 86,351,000
                                                     ------------
-----------               ------------
Stockholders' equity                                   70,774,000
(899,000)                69,875,000
                                                     ------------
-----------               ------------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY       $118,860,000
$37,366,000               $156,226,000
                                                     ============
===========               ============


<F1>   Balances were from CACI's fiscal year end at June 30, 1997 and GSI's fiscal year end at March 28, 1997.

<F2>   Represents the preliminary allocation of the purchase price of
$33,522,000 to all of the tangible assets, liabilities and intangible assets of Government Systems, Inc. ("GSI"). The excess of the purchase price over the fair value of the net assets acquired was estimated at $23,000,000 and will be amortized on a straight line basis over 20 years. The preliminary purchase price allocation may change during the year ending June 30, 1998 as additional information concerning the net asset valuation is obtained.

<F3>   Adjustments to GSI's March 28, 1997 balances were made to  reflect the fair value of the actual balances that were acquired. Cash of $2,800,000, deferred and payable taxes of $2,331,000, notes payable of $12,029,000, and deferred and other compensation of $1,276,000 were eliminated completely. Accounts receivable were increased by $337,000, costs incurred in excess of billing were decreased by $8,927,000, other assets were decreased by $950,000, and accounts payable were decreased by $2,307,000.

<F4>   Reflects the estimated increase in the line of credit to purchase GSI and the resulting increase in interest expense of approximately $2,000,000 less $672,000 of GSI interest expense.

                            CACI INTERNATIONAL INC
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS <F1>
                   FOR THE YEAR ENDED JUNE 30, 1997

                                                                        PRO
FORMA
                                                     HISTORICAL
ADJUSTMENTS               PRO FORMA
                                                     ----------
-----------               ---------
REVENUE                                              $272,984,000
$38,937,000  <F2>        $311,921,000
                                                     ------------
-----------              ------------

COST AND EXPENSES
   Direct costs                                       148,433,000
29,191,000  <F2>         177,624,000
   Indirect cost & selling expenses                    99,808,000
7,445,000  <F2><F3>     107,253,000
   Depreciation & amortization                          6,852,000
1,881,000  <F2>           8,733,000
                                                     ------------
-----------              ------------
      Total operating expenses                        255,093,000
38,517,000               293,610,000
                                                     ------------
-----------              ------------

                                                       17,891,000
420,000                18,311,000

   Interest expense                                     1,105,000
2,000,000  <F2>           3,105,000
                                                     ------------
-----------              ------------

INCOME BEFORE INCOME TAXES                             16,786,000
(1,580,000)               15,206,000
                                                     ------------
-----------              ------------

INCOME TAXES                                            6,714,000
(681,000)  <F2><F4>      6,033,000
                                                     ------------
-----------              ------------

NET INCOME                                           $ 10,072,000       $
(899,000)             $  9,173,000
                                                     ============
===========              ============

EARNINGS PER COMMON AND
   COMMON EQUIVALENT SHARE                                  $0.91
$(0.08)                    $0.83

AVERAGE NUMBER OF SHARES AND
   EQUIVALENT SHARES OUTSTANDING                       11,005,000
11,005,000                11,005,000
                                                     ============
============              ============

<F1> State of operations was based on CACI's fiscal year end at June 30, 1997 and GSI's fiscal year ended at March 28, 1997.

<F2>   Represents the historical results of GSI for the quarter ended March
28, 1997.

<F3>   Adjustments include estimated interest expense of $2,000,000 on the line of credit, elimination of $672,000 of GSI interest expense, and $1,150,000 of goodwill amortization.

<F4>   To record $991,000 of tax benefit to reflect goodwill amortization expense and additional interest expense.

                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



        CACI International Inc
--------------------------------------
             (Registrant)


          /s/
By:--------------------------------------
   Jeffrey P. Elefante
   Executive Vice President,
   General Counsel & Corporate Secretary

   Dated: January 14, 1998